Exhibit 1.1

CONSUMERS 2014 SECURITIZATION FUNDING LLC

CONSUMERS ENERGY COMPANY

$[           ] SENIOR SECURED SECURITIZATION BONDS, SERIES 2014A

UNDERWRITING AGREEMENT

[                ], 2014

To the Representatives named in Schedule I hereto
of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1.                                      Introduction.  Consumers 2014 Securitization Funding LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $[            ] aggregate principal amount of its Senior Secured Securitization Bonds, Series 2014A (the “Bonds”), identified in Schedule I hereto.  The Issuer and Consumers Energy Company, a Michigan corporation and the Issuer’s direct parent (“Consumers”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term “Underwriter” shall be deemed to mean any one of such Underwriters.  If the entity or entities identified in Schedule I hereto as representatives (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such entity or entities.  All obligations of the Underwriters hereunder are several and not joint.  If more than one entity is named in Schedule I hereto as Representatives, any action under or in respect of this underwriting agreement (“Underwriting Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

2.                                      Description of the Bonds.  The Bonds will be issued pursuant to an indenture to be dated as of [           ], 2014, as supplemented by one or more series supplements thereto (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (the “Indenture Trustee”).  The Bonds will be senior secured obligations of the Issuer and will be supported by securitization property (as more fully described in the Financing Order (as defined below) relating to the Bonds, “Securitization Property”), to be sold to the Issuer by Consumers pursuant to the Securitization Property Purchase and Sale Agreement, to be dated as of [           ], 2014, between Consumers and the Issuer (the “Sale Agreement”).  The

Securitization Property securing the Bonds will be serviced pursuant to the Securitization Property Servicing Agreement, to be dated as of [           ], 2014, between Consumers, as servicer, and the Issuer, as owner of the Securitization Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3.                                      Representations and Warranties of the Issuer.  The Issuer represents and warrants to the several Underwriters that:

(a)                                 The Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and Consumers, in its capacity as co-registrant and as sponsor for the Issuer, have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form on May 2, 2014 (Registration Nos. 333-195654 and 333-195654-01), [as amended by Amendment No. 1 thereto filed [           ], 2014 and Amendment No. 2 thereto filed [           ], 2014,] including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $[        ] aggregate principal amount of the Bonds.  Such registration statement, as amended (“Registration Statement Nos. 333-195654 and 333-195654-01”), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission.  No securitization bonds registered with the Commission under the Securities Act pursuant to Registration Statement Nos. 333-195654 and 333-195654-01 have been previously issued.  References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-195654 and 333-195654-01, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B under the Securities Act (“Rule 430B”) that has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds.  Information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, are referred to herein as the “Final Prospectus”; and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus”.  The Pricing Prospectus and the Issuer Free Writing Prospectuses identified in Section B of Schedule III hereby considered together are referred to herein as the “Pricing Package”.

(b)                                 (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c)                                  At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied and will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(b) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company’s book-entry system that are based solely on information contained in published reports of The Depository Trust Company.

(d)                                 As of its date, at the Applicable Time (as defined below) and on the date of its filing, if applicable, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(b) below), did not include any untrue statement of a material fact, nor when considered together, omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, proceeds to Issuer, underwriter allocation for each tranche, selling concession, reallowance discounts, issuance date, scheduled payment dates, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected weighted average lives and related sensitivity data, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, the servicing fee, the amounts initially deposited into the capital subaccount, amounts of initial other qualified costs and the interest rate, price to the public and underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus).  The Pricing Package, at the Applicable Time, did not and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Preliminary Term Sheet (as defined below), the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act.  References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.  References to the term “Applicable Time” mean [  :   ] PM, eastern time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, Consumers and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Issuer, Consumers and the Underwriters have agreed to terminate the old purchase contracts and have entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into.  The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e)                                  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Consumers notified or notifies the Representatives as described in the next sentence, did not, does not and will not, include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus an event or development has occurred or occurs, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Package, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Consumers or the Issuer has promptly notified or will promptly notify the Representatives and (ii) Consumers or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f)                                   The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the bill of sale contemplated by the Sale Agreement, the Servicing Agreement, the intercreditor agreement to be dated as of the Closing Date among the Issuer, Consumers, the Indenture Trustee, the indenture trustee for Consumers’ existing securitization and the administrative agent for Consumers’ accounts receivable transaction, among others (the “Intercreditor Agreement”), the Indenture, the amended and restated limited liability company agreement of the Issuer to be dated as of the Closing Date (the “LLC Agreement”), and the administration agreement to be dated as of the Closing Date between the Issuer and Consumers (the “Administration Agreement”) (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation, the rating of the Bonds and the engagement of professionals such as lawyers, accountants and the trustee entered into in the connection with the issuance of the Bonds; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus; the limited liability company interests of the Issuer have been issued only to Consumers; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g)                                  The issuance and sale of the Bonds by the Issuer, the purchase of the Securitization Property by the Issuer from Consumers and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer’s certificate of formation or limited liability company agreement (collectively, the “Issuer Charter Documents”), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

(h)                                 This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(i)                                     The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

(j)                                    The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.  On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(k)                                 The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds, when issued, will conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.  The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(l)                                     There is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property or financial condition.

(m)                             No approval, authorization, consent or order of any public board or body (except such as have been already obtained, including, in this regard, the Registration Statement and the financing order issued to Consumers by the Michigan Public Service Commission (“MPSC”) on December 6, 2013 (the “Financing Order”), and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(n)                                 The Issuer is not, and, after giving effect to the sale and issuance of the Bonds, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o)                                 The nationally recognized accounting firm which has performed certain procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants with respect to the Issuer.

(p)                                 Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and the Intercreditor Agreement will have been duly authorized by the Issuer on or prior to the Closing Date, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(q)                                 The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Exchange Act set forth in the (i) undertaking letter, dated as of February 26, 2014, by the Issuer to Moody’s (as defined below) and (ii) undertaking letter, dated March 4, 2014, from the Issuer to S&P (as defined below, and together with Moody’s, the “Rating Agencies”) (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(r)                                    The Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 under the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

4.                                      Representations and Warranties of Consumers. Consumers represents and warrants to the several Underwriters that:

(a)                                 Consumers, in its capacity as co-registrant and sponsor for the Issuer, meets the requirements for the use of Form S-3 under the Securities Act and has filed with the Commission (along with the Issuer, as co-registrant) Registration Statement Nos. 333-195654 and 333-195654-01 for the registration under the Securities Act of up to $[          ] aggregate principal amount of the Bonds.  Registration Statement Nos. 333-195654 and 333-195654-01 have been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Consumers, threatened by the Commission.

(b)                                 (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (ii) at the date hereof, Consumers was not and it is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

(c)                                  At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied and will fully comply in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company’s book-entry system that are based solely on information contained in published reports of The Depository Trust Company.

(d)                                 As of its date, at the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), did not include any untrue statement of a material fact nor when considered together omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, proceeds to Issuer, underwriter allocation for each tranche, selling concession, reallowance discounts, issuance date, scheduled payment dates, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected weighted average lives and related sensitivity data, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, the servicing fee, the amounts initially deposited into the capital subaccount, amounts of initial other qualified costs and the interest rate, price to the public and underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus).  The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Preliminary Term Sheet, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.  Consumers represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e)                                  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Consumers notified or notifies the Representatives as described in the next sentence, did not, does not and will not, include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus an event or development has occurred or occurs, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Package, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Consumers or the Issuer has promptly notified or will promptly notify the Representatives and (ii) Consumers or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f)                                   Consumers has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Final Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Pricing Prospectus and the Final Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Consumers and its subsidiaries taken as a whole, and has all requisite power and authority to sell Securitization Property as described in the Pricing Prospectus and to execute, deliver and otherwise perform its obligation under any Issuer Document to which it is a party.  Consumers is the beneficial owner of all of the limited liability company interests of the Issuer.

(g)                                  Each significant subsidiary (as defined in Rule 405 under the Securities Act) of Consumers has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite authority to own or lease its properties and conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Consumers and its subsidiaries taken as a whole.

(h)                                 The transfer by Consumers of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer and the consummation of the transactions herein contemplated by Consumers, and the fulfillment of the terms hereof on the part of Consumers to be fulfilled, will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under, Consumers’ Restated Articles of Incorporation or Amended and Restated Bylaws (collectively, the “Consumers Charter Documents”), any indenture, mortgage, deed of trust or other material agreement or instrument to which Consumers is now a party or by which Consumers is bound, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Consumers or any of its properties or assets.

(i)                                     This Underwriting Agreement has been duly authorized, executed and delivered by Consumers, and Consumers has full corporate power and authority to enter into this Underwriting Agreement.

(j)                                    Consumers (i) is not in violation of the Consumers Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on Consumers and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on Consumers and its subsidiaries considered as a whole.

(k)                                 Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which Consumers or any of its subsidiaries is a party or to which any property of Consumers or any of its subsidiaries is subject or which is pending or, to the knowledge of Consumers, threatened against Consumers or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property, or financial condition or on Consumers’ ability to perform its obligations under the Sale Agreement, the Administration Agreement and the Servicing Agreement.

(l)                                     No approval, authorization, consent or order of any public board or body (except such as have been already obtained, including, in this regard, the Registration Statement and the Financing Order, and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which Consumers makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(m)                             Consumers is not, and, after giving effect to the sale and issuance of the Bonds, neither Consumers or the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(n)                                 Each of the Sale Agreement, Servicing Agreement, Administration Agreement and the Intercreditor Agreement will have been duly authorized by Consumers on or prior to the Closing Date, and when executed and delivered by Consumers and the other parties thereto, will constitute a valid and legally binding obligation of Consumers, enforceable against Consumers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(o)                                 There are no Michigan transfer taxes related to the transfer of the Securitization Property by Consumers to the Issuer or the pledge thereof by the Issuer to the Indenture Trustee or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by Consumers or the Issuer.

(p)                                 The nationally recognized accounting firm referenced in Section 3(o) and 9(p) is a firm of independent public accountants with respect to Consumers as required by the Securities Act and the rules and regulations of the Commission thereunder.

(q)                                 Consumers, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(r)                                    Consumers will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 under the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(s)                                   None of Consumers or any of its subsidiaries or, to the knowledge of Consumers, any director or officer of Consumers is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Consumers will not, nor will it permit any of its subsidiaries to, knowingly use the proceeds of the offering for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5.                                      Investor Communications.

(a)                                 The Issuer and Consumers each represents and agrees that, unless it has obtained or obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it has obtained or obtains the prior consent of the Issuer and Consumers and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer or Consumers, as applicable, with the Commission or retained by the Issuer or Consumers, as applicable, under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Term Sheets (as defined below) and each other Free Writing Prospectus specifically identified in Schedule III hereto.

(b)                                 Consumers and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for all tranches of the offering of the Bonds.  The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c)                                  Each Underwriter may provide to investors one or more of the Free Writing Prospectuses relating to offering of the Bonds, including the preliminary term sheet, as filed by the Issuer with the Commission on [       ], 2014 (the “Preliminary Term Sheet”) and the Pricing Term Sheet (collectively, the “Term Sheets”), subject to the following conditions:

(i)                                     Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person or entity in connection with the initial offering of the Bonds, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act, (iii) constitutes “ABS informational and computational material” as defined in Item 1101 of Regulation AB, (iv)  is an Issuer Free Writing Prospectus listed on Schedule III hereto or (v) is an Underwriter Free Writing Prospectus (as defined below).  “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by Consumers or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the tranche, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more tranches of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii)                                  Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and Term Sheets, including but not limited to Rules 164 and 433 under the Securities Act.

(iii)                               All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

Consumers 2014 Securitization Funding LLC has filed a registration statement (including a prospectus, as supplemented) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents Consumers 2014 Securitization Funding LLC has filed with the SEC for more complete information about Consumers 2014 Securitization Funding LLC and the offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Consumers 2014 Securitization Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407.

The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

(iv)                              Each Underwriter covenants with the Issuer and Consumers that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the Commission website at www.sec.gov.

(v)                                 Each Underwriter covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to Consumers, as defined in Rule 433(h)(2) under the Securities Act or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by Consumers; provided, however, that, for the avoidance of doubt, this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof.

6.                                      Purchase and Sale.  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto, with the aggregate purchase price set forth in Schedule I.  The Underwriters agree to make a public offering of the Bonds.  The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $[          ].

7.                                      Time and Place of Closing.  Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives.  The hour and date of such delivery and payment are herein called the “Closing Date”.  The Bonds shall be delivered to The Depository Trust Company (“DTC”) or to The Bank of New York Mellon, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Issuer and the Representatives.  The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall promptly give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 36 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority (“FINRA”) (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase.  If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 36 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.  If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 36 hours.  If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a)                                 to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-ninth (1/9) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b)                                 to procure one or more persons, reasonably acceptable to the Representatives, who are members of the FINRA (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 36 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 36 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or Consumers under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.

8.                                      Covenants.

(a)                                 Covenants of the Issuer.  The Issuer covenants and agrees with the several Underwriters that:

(i)                                     The Issuer will upon request promptly deliver to the Representatives and Counsel for the Underwriters a copy of the Registration Statement, certified by an officer or manager of the Issuer to be in the form as originally filed, including all Incorporated Documents and exhibits and all amendments thereto.

(ii)                                  The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and Final Prospectus as they may reasonably request.

(iii)                               The Issuer will cause or has caused the Final Prospectus to be filed with the Commission pursuant to Rule 424 under the Securities Act as soon as practicable and will advise the Underwriters of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.  The Issuer will use every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof by the Commission.  The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

(iv)                              If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Securitization Property or of which the Issuer shall be advised in writing by the Representatives shall occur that should be set forth in a supplement to, or an amendment of the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Pricing Package or the Final Prospectus, as applicable, by either

(A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement; provided, further, that counsel for the Underwriters shall not have objected to such amendment or supplement pursuant to Section 8(a)(x) or Section 8(b)(x).  The Issuer will also fulfill its obligations set out in Section 3(e) above.

(v)                                 The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of the states of the United States as the Representatives may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

(vi)                              The Issuer will, except as herein provided, pay or cause to be paid all reasonable expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, reasonable documented fees and out-of-pocket disbursements of Counsel for the Underwriters and all trustee, rating agency and MPSC advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $5,000), (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Final Prospectus. If the obligation of the Underwriters to purchase the Bonds terminates in accordance with the provisions of Sections 9, 10 or 12 hereof, the Issuer (i) will reimburse (or cause to be reimbursed) the Underwriters for the reasonable documented fees and out-of-pocket disbursements of Counsel for the Underwriters, and (ii) will reimburse or cause to be reimbursed the Underwriters for their reasonable documented out-of-pocket expenses (other than fees of counsel covered in clause (i) above), such out-of pocket expenses in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement.  The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(vii)                           During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(viii)                        To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(s) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(ix)                              For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required from time to time under Section 13 or Section 15(d) of the Exchange Act; provided that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and not prohibited by the terms of the Issuer Documents.  The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in any periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer’s parent, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds.  To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x)                                 The Issuer will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters or to which Hunton & Williams LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to the Issuer within two business days of notification thereof.

(xi)                              So long as any of the Bonds are outstanding, the Issuer will furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to the bondholders (in each case to the extent such reports are not publicly available on the Commission’s website), (B) upon request, a copy of any filings with the MPSC pursuant to the Financing Order including, but not limited to any annual, semi-annual or more frequent true-up adjustment filings, and (C) from time to time, any information

(other than confidential or proprietary information) concerning the Issuer as the Representatives may reasonably request.

(xii)                           So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(b)                                 Covenants of Consumers.  Consumers covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i)                                     To the extent permitted by applicable law and the agreements and instruments that bind Consumers, Consumers will use every reasonable effort to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii)                                  Consumers will use every reasonable effort to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)                               If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting Consumers, the Bonds or the Securitization Property or of which Consumers shall be advised in writing by the Representatives shall occur that should be set forth in a supplement to, or an amendment of, the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), Consumers will cause the Issuer, at Consumers’ or the Issuer’s expense, to amend or supplement the Pricing Package or the Final Prospectus, as applicable, by either (A) preparing and furnishing to the Underwriters at Consumers’ or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement; provided, further, that counsel for the Underwriters shall not have objected to such amendment or supplement pursuant to Section 8(a)(x) or Section 8(b)(x).  Consumers will also fulfill its obligations set out in Section 4(e).

(iv)                              During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, Consumers will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(v)                                 Consumers will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vi)                              Consumers, to the extent not paid for by the Issuer, will, except as herein provided, pay or cause to paid all reasonable expenses and taxes described in Section 8(a)(vi).

(vii)                           As soon as practicable, but not later than 16 months, after the date hereof, Consumers will make generally available (by posting on its website or otherwise) to its security holders, an earning statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(viii)                        To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(s) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by Consumers on or after the Closing Date, Consumers shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(ix)                              The initial securitization charge for the Bonds will be calculated in accordance with the Financing Order.

(x)                                 Consumers will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters or to which Counsel for the Underwriters shall reasonably object by written notice to Consumers within two days of notification thereof.

(xi)                              So long as the Bonds are rated by a Rating Agency, Consumers, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an

Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

9.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and Consumers contained in this Underwriting Agreement, on the part of Consumers contained in Article III of the Sale Agreement, and on the part of Consumers contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and Consumers made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and Consumers of their obligations hereunder, and to the following additional conditions:

(a)                                 The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act no later than the second business day following the date it is first used in connection with the sale of the Bonds.  In addition, all material required to be filed by the Issuer or Consumers pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or Consumers shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

(b)                                 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer or manager of Consumers and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of Consumers or the Issuer, as the case may be, threatened by, the Commission.

(c)                                  Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)                                 Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding the authority to file a voluntary bankruptcy petition.

(e)                                  Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding certain Delaware Uniform Commercial Code matters.

(f)                                   Pillsbury Winthrop Shaw Pittman LLP, special counsel for the Issuer and Consumers, shall have furnished to the Representatives, in form and substance reasonably satisfactory to the Representatives, each dated the Closing Date, (i) their written opinions regarding certain securities law matters and negative assurances, (ii) their written opinions regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Indenture Trustee’s security interest under the New York Uniform Commercial Code, (iii) their written opinions regarding certain federal tax matters, (iv) their written reasoned opinions regarding certain bankruptcy matters and (v) their written reasoned opinions regarding certain federal constitutional matters relating to the Securitization Property.

(g)                                  Miller Canfield P.L.C., Michigan counsel for the Issuer and Consumers, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding certain Michigan constitutional matters relating to the Securitization Property.

(h)                                 Emmet, Marvin & Marvin, LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives,  dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

(i)                                     Miller Canfield P.L.C., Michigan counsel for Consumers and the Issuer, shall have furnished to the representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding enforceability, certain Michigan regulatory and perfection and priority issues and additional corporate matters.

(j)                                    Miller Canfield P.L.C., Michigan counsel for the Issuer and Consumers, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding certain Michigan matters.

(k)                                 Catherine M. Reynolds, Senior Vice President and General Counsel, of Consumers, shall have furnished to the Representatives her written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding certain additional matters.

(l)                                     Miller Canfield P.L.C., Michigan Counsel for Consumers and the Issuer shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding the security interests in the Securitization Property.

(m)                             Miller Canfield P.L.C., Michigan counsel for the Issuer and Consumers, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding certain Michigan tax matters.

(n)                                 Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and Consumers, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding certain matters of Delaware law.

(o)                                 Miller Canfield P.L.C., Michigan counsel for the Issuer and Consumers, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, regarding the characterization of the transfer of the Securitization Property by Consumers to the Issuer as a “true sale” for Michigan law purposes

(p)                                 On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Representatives shall have furnished to the Representatives one or more reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(q)                                 The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement, the Indenture and the Intercreditor Agreement and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(r)                                    Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of Consumers and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (ii) adverse development concerning the business or assets of Consumers and its subsidiaries, taken as a whole, or of the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of Consumers and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the of Issuer or (iii) development which would be reasonably likely to result in a material adverse change, in the Securitization Property, the Bonds or the Financing Order.

(s)                                   At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s and S&P shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(t)                                    The Issuer and Consumers shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers or managers of Consumers and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and Consumers herein, in the Sale Agreement, Servicing Agreement and Intercreditor Agreement at and as of the Closing Date, as to the performance by the Issuer and Consumers of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (r) of this Section and as to such other matters as the Representatives may reasonably request.

(u)                                 On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Michigan 2000 PA 142, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite financing statements in the office of the Secretary of State of the State of Michigan and the Secretary of State of the State of Delaware.

(v)                                 On or prior to the Closing Date, Consumers shall have funded the capital subaccount of the Issuer with cash in an amount equal to $[         ].

(w)                               The Issuer and Consumers shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date.  Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10.                               Conditions of Issuer’s Obligations.  The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date.  In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters.  Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

11.                               Indemnification and Contribution.

(a)                                 The Issuer and Consumers agree, to the extent permitted by law, to indemnify and hold harmless each of the Underwriters, their officers and directors and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, Exchange Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 11(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Pricing Package or the Final Prospectus, or if the Final Prospectus shall be amended or supplemented, in the Final Prospectus as so amended or supplemented (if such Final Prospectus or such Final Prospectus as amended or supplemented is used after the period of time referred to in Sections 8(a)(iv) and 8(b)(iii) hereof, it shall contain or be used with such amendments or supplements as the Issuer and Consumers deem necessary to comply with Section 10(a) of the Securities Act), the information contained in the Term Sheets, any other Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission that was made in such Registration Statement, the Pricing Package, Final Prospectus, the Term Sheets or any other Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with information furnished in writing to the Issuer and Consumers through the Representatives on behalf of any Underwriters expressly for use therein. Notwithstanding the foregoing, the indemnity agreement contained in this Section 11(a) with respect to any untrue statement in or omission from the Pricing Prospectus shall not inure to the benefit of the Underwriters (or any other party described in this Section 11(a)) to the extent that the sale of the Bonds to the person or entity asserting any such loss, claim, damage or liability was an initial resale by the Underwriters and any such loss, claim, damage or liability with respect to the Underwriters results from the fact that both (i) copies of the Preliminary Term Sheet or Pricing Term Sheet were not conveyed to such person or entity at or prior to the written confirmation of the sale of such Bonds to such person or entity and (ii) the untrue statement in or omission from the Pricing Prospectus was corrected in such Preliminary Term Sheet or Pricing Term Sheet.

The indemnity agreement contained in this Section 11(a), and the covenants, representations and warranties of the Issuer and Consumers contained in this

Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Bonds hereunder, and the indemnity agreement contained in this Section 11 shall survive any termination of this Agreement. The liabilities of the Issuer or Consumers in this Section 11(a) are in addition to any other liabilities of the Issuer or Consumers under this Agreement or otherwise.

(b)                                 Each Underwriter agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Issuer and Consumers, each of the Issuer’s and Consumers’ managers and directors and such of the officers of the Issuer and Consumers as shall have signed the Registration Statement and each person, if any, who controls the Issuer or Consumers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Issuer and Consumers as set forth in Section 11(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Pricing Package, the Final Prospectus, as amended or supplemented (if applicable), the Term Sheets or any other Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Issuer and the Consumers through the Representatives on behalf of such Underwriter expressly for use therein. The Issuer and Consumers acknowledge that the only such information furnished in writing to the Issuer and Consumers as of the date hereof is set forth in Schedule IV hereto (the “Underwriter Information”).

The indemnity agreement on the part of each Underwriter contained in this Section 11(b) and the covenants, representations and warranties of such Underwriter contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer, Consumers or any other person, and shall survive the delivery of and payment for the Bonds hereunder, and the indemnity agreement contained in this Section 11 shall survive any termination of this Agreement. The liabilities of each Underwriter in this Section 11(b) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise.

(c)                                  If a claim is made or an action, suit or proceeding (including governmental investigation) is commenced or threatened against any person as to which indemnity may be sought under Section 11(a) hereof or Section 11(b) hereof, such person (the “Indemnified Person”) shall notify the person against whom such indemnity may be sought (the “Indemnifying Person”) promptly after any assertion of such claim, promptly after any threat is made to institute an action, suit or proceeding or, if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability that it may have on account of the indemnity under Section 11(a) hereof or Section 11(b) hereof if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Representatives in the case of parties indemnified pursuant to Section 11(b) hereof and by the Issuer or Consumers in the case of parties indemnified pursuant to Section 11(a) hereof. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Person(s) have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Person(s), or any of them, are found in a final judicial determination to be liable, such Indemnified Person(s) shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Person(s) are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Person(s) of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Person(s).

In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Person(s) shall be reasonable, the Underwriters, the Issuer and Consumers agree that the Indemnifying Person’s obligations to pay such fees and expenses shall be conditioned upon the following:

(1)                                 in case separate counsel is proposed to be retained by the Indemnified Person(s) pursuant to clause (ii) of the preceding paragraph, the Indemnified Person(s) shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

(2)                                 reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers’ daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

(3)                                 the Issuer, Consumers and the Representatives shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Person(s) for which the Indemnifying Person is liable hereunder, and the Indemnified Person(s) shall use reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 11, to indemnify the Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Person(s), effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Person(s) hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims that are the subject matter of such litigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(d)                                 If the indemnification provided for above in this Section 11 is unavailable to or insufficient to hold harmless an Indemnified Person under such Section 11 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 11 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and Consumers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the total discounts or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus, bear to the aggregate public offering price of the Bonds. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and Consumers on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, Consumers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of this Section 11 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the purchase discount or commission applicable to the Bonds purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 11 to contribute are several in proportion to their respective underwriting obligations and not joint.

The agreement with respect to contribution contained in this Section 11(d) shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer, Consumers or any Underwriter, and shall survive delivery of and payment for the Bonds hereunder and any termination of this Agreement.

12.                               Termination.  This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

This Agreement may be terminated at any time prior to the purchase of the Bonds by the Representatives if, prior to such time, any of the following events shall have occurred: (i) trading in Consumers’s securities shall have been suspended by the Commission or the New York Stock Exchange (“NYSE”) or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iii) any material disruption of securities settlement or clearance services; or (iv) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity, crisis or disruption in financial markets, the effect of which on the financial markets of the United States is such as to impair, in the judgment of the Representatives, the marketability of the Bonds.

If the Representatives elect to terminate this Agreement, as provided in this Section 12, the Representatives will promptly notify the Issuer and Consumers and each other Underwriter by telephone or facsimile, confirmed by letter. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Bonds to the Underwriters as herein contemplated shall not be carried out because the Issuer and Consumers are not able to comply with the terms hereof, the Issuer and Consumers shall not be under any obligation under this Agreement except as provided in Section 8(a)(vi) and Section 11 hereof and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Underwriters shall be under no liability to the Issuer and Consumers nor be under any liability under this Agreement to one another.

13.                               Representations, Warranties and Covenants of the Underwriters.  The Underwriters, severally and not jointly,  represent, warrant and agree with the Issuer and Consumers that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or Consumers, the Representatives (x) have not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or Consumers advises the Underwriters that such Rating Information is posted to the Issuer’s website maintained by the Issuer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) have not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or Consumers.  For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds or maintaining a credit rating on the Bonds.

14.                               Absence of Fiduciary Relationship.  Each of the Issuer and Consumers acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and Consumers with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or Consumers.  Additionally, none of the Underwriters is advising the Issuer or Consumers as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuer and Consumers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or Consumers with respect thereto.  Any review by the Underwriters of the Issuer or Consumers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or Consumers.

15.                               Notices.  All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it at the address specified in Schedule I hereto; and if sent to Consumers, to it at One Energy Plaza, Jackson, Michigan 49201, Attention: Executive Vice President and Chief Financial Officer (Facsimile 517-788-2186); and if sent to the Issuer, to it at One Energy Plaza, Jackson, Michigan 49201, Attention: Melissa M. Gleespen, Vice President and Corporate Secretary (Facsimile 517-788-6911).  The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

16.                               Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the managers, officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

17.                               Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

18.                               Counterparts.  This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

19.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, Consumers and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Consumers, the Issuer and the several Underwriters.

Very truly yours,

CONSUMERS ENERGY COMPANY

By:

Name:
Title:

CONSUMERS 2014 SECURITIZATION FUNDING LLC

By:

Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the
Representatives on behalf of the Underwriters as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

GOLDMAN, SACHS & CO.

By:

Name:
Title:

SCHEDULE I

Underwriting Agreement dated [         ], 2014

Registration Statement Nos. 333-195654 and 333-195654-01

Representatives: Citigroup Global Markets Inc. and Goldman, Sachs & Co.

c/o Citigroup Global Markets Inc.

Address:                         390 Greenwich Street

New York, New York 10013

Title, Purchase Price and Description of Bonds:

Title:                    Senior Secured Securitization Bonds, Series 2014A

	Total Principal Amount of Tranche	Interest Rate		Price to Public		Underwriting Discounts and Commissions		Proceeds to Issuer

Per Tranche A-1 Bond	$		%		%		%	$
Per Tranche A-2 Bond	$		%		%		%	$
Per Tranche A-3 Bond	$		%		%		%	$

Total	$							$

Original Issue Discount (if any): $[     ]

Redemption provisions:               None

Closing Date, Time and Location:                                 [          ], 2014, 10:00 a.m.; offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166

I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Total
Citigroup Global Markets Inc.	$	$	$	$
Goldman, Sachs & Co.

Total	$	$	$	$

II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.                                    Free Writing Prospectuses not required to be filed with the Commission pursuant to Rule 433 under the Securities Act

Electronic Road Show

B.                                    Free Writing Prospectuses required to be filed with the Commission pursuant to Rule 433 under the Securities Act

Preliminary Term Sheet, dated [         ], 2014

Pricing Term Sheet, dated [         ], 2014

III-1

SCHEDULE IV

Descriptive List of Underwriter Provided Information

A.                                    Pricing Prospectus

(a) under the heading “UNDERWRITING THE BONDS” in the Pricing Prospectus: (i) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”; (ii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds” (except the last sentence thereof); and (iii) the second sentence of the second full paragraph and the last sentence of the fourth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”; and (b) under the heading “Other Risks Associated with an Investment in the Securitization Bonds” in the Pricing Prospectus, the first sentence under the caption “The absence of a secondary market for the securitization bonds might limit your ability to resell your securitization bonds.”

B.                                    Final Prospectus

(a) the first sentence and the fifth sentence of the last full paragraph on the cover page of the Final Prospectus; (b) under the heading “UNDERWRITING THE BONDS” in the Final Prospectus: (i) the entire two paragraphs under the caption “The Underwriters’ Sales Price for the Bonds”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fourth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”; and (c) under the heading “Other Risks Associated with an Investment in the Securitization Bonds” in the Final Prospectus, the first sentence under the caption “The absence of a secondary market for the securitization bonds might limit your ability to resell your securitization bonds.”

IV-1